Exhibit 23.1


/Letterhead/


                      Consent of Independent Auditors


To the Board of Directors of
EworldMedia Holdings, Inc.
Newport Beach, California

     We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) of eWorld Media Holdings, Inc. with respect to our report dated April 2, 2004 on the financial statements included in the Annual Report (Form 10 K-SB) for the fiscal years ended December 31, 2003 and 2002.




/S/ Chisholm, Bierwolf & Nilson, LLC
-------------------------------------
Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah


January 14, 2005